Exhibit 10.1

MAJESCO ENTERTAINMENT COMPANY
SHORT-TERM INCENTIVE PLAN

1.          Purpose. The purpose of this Short-Term Incentive Plan (this “STI Plan”) is to incentivize designated employees of Majesco Entertainment Company (the “Company”) and its Subsidiaries for the achievement of each year’s business plan objectives and individual performance goals in a manner consistent with the Company’s strategies for achieving sustainable long-term stockholder value.

2.          Definitions. The following capitalized words as used in this STI Plan shall have the following meanings:

“Award Opportunity” means a cash award opportunity established under the STI Plan for a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

“Board” means the Board of Directors of the Company.

“Chief Executive Officer” means the Chief Executive Officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” has the meaning given such term in Section 1 of this STI Plan.

“Discretionary Bonus” has the meaning given such term in Section 7 of this STI Plan.

“Employee” means any person employed by the Company or its Subsidiaries, whether such Employee is so employed at the time the STI Plan is adopted or becomes so employed subsequent to the adoption of the STI Plan.

“Participant” means, as to any Performance Period, any Employee who is selected by the Committee to be eligible to participate in the STI Plan for that Performance Period, as provided herein.

“Payout Formula” means the formula established by the Committee for determining Award Opportunities for a Performance Period based on the level of achievement of the Performance Objectives for the Performance Period.

“Performance Objectives” means the measurable or subjective performance objective or objectives established pursuant to this STI Plan for Participants who have received Award Opportunities. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of a Subsidiary, division, business unit, department, region or function within the Company or Subsidiary in which the Participant is employed (i.e., “financial objectives”) or in terms of the performance of the individual Participant (i.e., “individual objectives”) and may be based on the following criteria: revenues, earnings from operations, operating income, earnings before or after interest and taxes, net income, cash flow, earnings per share, return on total capital, return on invested capital, return on equity, return on assets, total return to shareholders, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price, new customers, cost controls, operating efficiencies, product development, strategic partnering, research and development, market penetration, geographic business expansion, cost targets, productivity, employee satisfaction, management of employment practices and employee benefits, supervision of litigation or labor negotiations, dealings with regulatory bodies, acquisitions or divestitures, customer satisfaction, program development, and/or strategic business criteria related to a Participant’s area or areas of responsibility. The Performance Objectives may be made relative to the performance of other corporations or entities.

“Performance Period” means the Company’s fiscal year or such other period as determined by the Committee in its discretion, within which the Performance Objectives relating to an Award Opportunity are to be achieved. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

“STI Plan” means this Majesco Entertainment Company Short-Term Incentive Plan, as amended from time to time.

“Subsidiary” means any corporation or other entity (including, but not limited to, partnerships, limited liability companies and joint ventures) controlled by the Company.

3.          Administration. The Committee shall be responsible for administration of the STI Plan. The Committee, by majority action, is authorized to interpret the STI Plan, to prescribe, amend, and rescind regulations relating to the STI Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and its Subsidiaries, and to make all other determinations necessary or advisable for the administration of the STI Plan, but only to the extent not contrary to the express provisions of the STI Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the STI Plan shall be final, binding and conclusive for all purposes and upon all Participants. No member of the Committee shall be liable for any such action or determination made in good faith. The Committee may delegate to the Chief Executive Officer or other senior officers or senior managers of the Company, subject to such terms as the Committee shall determine, authority to administer all or any portion of the STI Plan, or the authority to perform certain functions, including administrative functions. In the event of such delegation, all references to the Committee in this STI Plan shall be deemed references to such senior officers or senior managers as it relates to those aspects of the STI Plan that have been delegated. In this regard, the Committee specifically authorizes each senior officer and senior manager to establish the individual Performance Objectives for his or her direct reports who participate in the STI Plan and determine whether and to what extent the individual Performance Objectives for those direct reports have been achieved. Notwithstanding the foregoing, and to the extent required by the Committee charter or the applicable exchange listing standards, the Committee shall retain exclusive authority to establish and administer Award Opportunities and determine payouts for any Board-appointed officers of the Company who are designated by the Board as “Section 16 officers.”

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4.          Eligibility. The Committee, in its sole discretion, shall determine which Employees will be eligible to participate in the STI Plan for any given Performance Period. When making this determination, the Committee shall consider the recommendations of the Chief Executive Officer. Eligible Participants shall be designated by the Committee following the beginning of the Performance Period. An Employee who is a Participant for a given Performance Period is neither guaranteed nor assured of being selected for participation in any subsequent Performance Period.

5.          Award Opportunities.

a.          Following the beginning of each Performance Period, the Committee shall establish the Award Opportunity for each Participant, including the applicable Performance Objectives and Payout Formula. Each Performance Objective will be weighted by the Committee to reflect its relative importance to the Company in the applicable Performance Period. The Payout Formulas, Performance Objectives and weighting of the Performance Objectives need not be uniform with respect to any or all Participants. The Committee shall consider the recommendations of the Chief Executive Officer in determining the applicable Payout Formulas, Performance Objectives or weighting of the Performance Objectives with respect to Participants other than the Chief Executive Officer. The Committee may also establish Award Opportunities for newly hired or newly promoted employees without compliance with such timing and other limitations as provided herein, which Award Opportunities may be based on performance during less than the full Performance Period and may be pro-rated in the discretion of the Committee.

b.          Participants must achieve the Performance Objectives established by the Committee in order to receive payment of an Award Opportunity under the STI Plan. However, the Committee may determine that only a threshold level relating to a Performance Objective must be achieved for Award Opportunities to be paid under the STI Plan. Similarly, the Committee may establish a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that will correspond to the respective performance levels or ranges included in the Payout Formula.

c.          The Committee may in its sole discretion modify the Payout Formulas, Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable (i) to reflect a change in the business, operations, corporate structure or capital structure of the Company or its Subsidiaries, the manner in which it conducts its business, or other events or circumstances or (ii) in the event that a Participant’s responsibilities materially change during a Performance Period or the Participant is transferred to a position that is not designated or eligible to participate in the STI Plan.

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6.          Determination of Award Opportunities.

a.          Following the end of each Performance Period, the Committee shall determine in writing whether and to what extent the Performance Objectives with respect to each Participant for the applicable Performance Period have been achieved and, if such Performance Objectives have been achieved, to approve actual payment of each Award Opportunity under the STI Plan pursuant to the applicable Payout Formulas. The Committee shall consider the recommendations of the Chief Executive Officer when determining whether the Performance Objectives have been achieved with respect to Participants other than the Chief Executive Officer.

b.          Except as otherwise provided by an employment agreement between a Participant and the Company, or unless otherwise agreed, in order to receive payment of an Award Opportunity for a Performance Period, a Participant must be employed by the Company or a Subsidiary on the date of payment of the award as set forth in Section 8 below. Except as otherwise provided in the immediately following sentence, in the event a Participant terminates employment with the Company and its Subsidiaries for any reason prior to payment of an Award Opportunity for a Performance Period, the Participant shall not be entitled to payment of an Award Opportunity with respect to that Performance Period. However, in the case of a Participant’s termination of employment by reason of death or disability (as defined by reference to the long-term disability plan covering the Participant) prior to payment of an Award Opportunity for a Performance Period, the Participant (or the Participant’s estate or legal representative, as applicable) shall be eligible to receive a pro-rated Award Opportunity based on actual financial results for the entire Performance Period and assuming that the Participant’s individual objectives, if any, were achieved at the “target” level.

c.          Notwithstanding anything in this STI Plan to the contrary, the Committee may, in its sole discretion, reduce (but not increase) the resulting Award Opportunity otherwise payable to any Participant for a particular Performance Period, regardless of the level of attainment of the Performance Objectives, at any time prior to the payment of the Award Opportunity, in light of such Participant’s individual performance during the Performance Period, the quality of the financial results, or such other factors as the Committee deems relevant, including changed or special circumstances that arose during the Performance Period. The Committee shall consider the recommendations of the Chief Executive Officer when determining whether to reduce an Award Opportunity under this Section 6(c), and the amount of any such reduction, with respect to Participants other than the Chief Executive Officer.

7.          Discretionary Bonus. Notwithstanding anything in this STI Plan to the contrary, after the end of each Performance Period, the Committee may, in its sole discretion, make a discretionary bonus award (a “Discretionary Bonus”) to any Participant in light of such Participant’s individual performance during the Performance Period, the quality of financial results, or such other factors as the Committee deems relevant, including changed or special circumstances that arose during the Performance Period. The Committee shall consider the recommendations of the Chief Executive Officer when determining whether to award a Discretionary Bonus under this Section 7, and the amount of any such award, with respect to Participants other than the Chief Executive Officer.

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8.          Payment. Any Award Opportunity or Discretionary Bonus earned by a Participant for a particular Performance Period shall be paid in cash after the end of the Performance Period, but in no event later than 120 days after the end of the Performance Period. The Committee may, in its sole discretion, determine that all or part of an Award Opportunity or Discretionary Bonus shall be paid in the form of an equivalent amount of Company common shares; provided that the shares shall be issued under the Company’s equity compensation plans in existence at the time of grant.

9.          Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from all payments made to any person under the STI Plan any federal, state, local, foreign or other taxes which, in the opinion of the Company and its Subsidiaries, are required to be withheld with respect to such payments.

10.          No Employment Contract. Nothing contained in this STI Plan shall confer upon a Participant any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of a Participant. For purposes of the STI Plan, the transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of the Participant’s employment.

11.          Transferability. No right or benefit under this STI Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities, or torts of a Participant.

12.          Successors. All obligations of the Company under the STI Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

13.          Governing Law. The STI Plan and all Award Opportunities shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

14.          Amendment or Termination. The Committee reserves the right, at any time, to amend, suspend or terminate the STI Plan, in whole or in part, in any manner, and for any reason, and without the consent of any Participant, Employee or other person; provided, that no such amendment, suspension or termination shall adversely affect the payment of any amount for a Performance Period ending prior to the action of the Board amending, suspending or terminating the STI Plan.

15.          Source of Payment. Each Award Opportunity that may become payable under the STI Plan will be paid solely from the general assets of the Company and its Subsidiaries. Nothing in this STI Plan will be construed to create a trust or to establish or evidence any Participant's claim of any right to payment of an Award Opportunity other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

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16.          Clawback. In addition to any other remedies available to the Company or a Subsidiary, any Award Opportunity granted or paid to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission rule or applicable securities exchange.

17.          Section 409A. The Company intends that Award Opportunities granted under the STI Plan be exempt from the requirements of Section 409A of the Code, and the STI Plan shall be interpreted, administered and governed in accordance with that intent. In that regard, in no event shall an Award Opportunity be paid to a Participant later than two and one-half months after the end of the calendar year in which the Award Opportunity is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code). Although the Company intends to administer the STI Plan so that Award Opportunities will be exempt from the requirements of Section 409A of the Code, the Company does not warrant that any Award Opportunity under the STI Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, vesting or payment of any Award Opportunity under the STI Plan.

[END OF DOCUMENT]

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